UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2020

Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Officers

On January 9, 2020, Mr. Jiaxi Gao resigned from his position as Chief Executive Officer (“CEO”) of Bat Group, Inc. (the “Company”) effective immediately. Mr. Gao’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

On January 9, 2020, Ms. Renmei Ouyang resigned from her position as Chief Operating Officer of the Company. Ms. Ouyang’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

On the same date, the Board appointed Ms. Ouyang as the CEO of the Company to fill the vacancy created by the resignation of Mr. Gao.

Ms. Ouyang entered into an amendment (the “Amended and Restated Ouyang Employment Agreement”) to the executive employment agreement with the Company dated October 17, 2019, pursuant to which she was appointed as the Chief Operating Officer of the Company. Pursuant to the Amended and Restated Ouyang Employment Agreement, she shall receive an annual compensation of $600,000 as the new CEO and the other terms and conditions governing her service to the Company remain the same. The Amended and Restated Ouyang Employment Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Change of Directors

On January 9, 2020, Ms. Yang An resigned from her position as a director of the Board. Ms. An’s resignation is not as a result of any disagreement with the Company relating to its operations, policies or practices.

On January 9, 2020, the Board appointed Mr. Qun Xie as the Chief Strategy Officer of the Company, and as a director of the Board to fill the vacancy created by the resignation of Ms. An.

The biographical information of Mr. Xie is set forth below.

Mr. Xie served as the executive partner of Shanghai Zhenhe Investment Management Center from 2014 to 2019. From 2003 to 2013, he served as the chairman and CEO of Beijing Hualu Management Consulting Company. Mr. Xie served as the CEO of Shandong Sanlian Group from 1991 to 2002. He holds a Bachelor’s Degree from Anhui University of Technology in China.

Mr. Xie does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Xie entered into an executive employment agreement (the “Xie Employment Agreement”) with the Company, which sets his annual compensation at $300,000 and establishes other terms and conditions governing his service to the Company. The Xie Employment Agreement is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.2.

Mr. Xie has also entered into a director agreement (the “Xie’s Offer Letter”) with the Company, pursuant to which he shall not receive any additional compensation, and establishes other terms and conditions governing his service on the Company’s Board. The Offer Letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.3.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1	Amended and Restated Ouyang Employment Agreement, dated January 9, 2020 by and between the Company and Renmei Ouyang
10.2	Xie Employment Agreement, dated January 9, 2020 by and between the Company and Qun Xie
10.3	Xie’s Offer Letter, dated January 9, 2020 by and between the Company and Qun Xie

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAT GROUP, INC.

Date: January 10, 2020	By:	/s/ Renmei Ouyang
	Name:	Renmei Ouyang
	Title:	Chief Executive Officer

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